SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 15, 2003


                              COASTAL BANCORP, INC.
               (Exact name of registrant as specified in charter)


           TEXAS                       0-24526                76-0428727
-----------------------------  ------------------------  -------------------
(State or other jurisdiction                                (IRS Employer
     of incorporation)         (Commission File Number)   Identification No.)




5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS                                 77057
------------------------------------------                         -------------
(Address of principal executive offices)                              (Zip Code)


Registrant's  telephone  number  including  area  code:
(713)  435-5000



(Former  name  or  former  address,  if  changed  since  last  report):
NOT  APPLICABLE

ITEM  7.          EXHIBITS.
--------          ---------

(c)     Exhibits
        --------

        No.          Description
       ---          -----------
        99          Press  Release,  dated  April  15,  2003

ITEM  9.       REGULATION  FD  DISCLOSURE
----------     --------------------------

The following information and exhibit is being furnished under Item 9 (Regulation FD Disclosure) in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 15, 2003, Coastal Bancorp, Inc. issued a press release regarding the results of operations and financial condition for the quarterly period ended March 31, 2003. The text of the press release is included as Exhibit 99 to this report. The information included in the press release is considered to be "filed" under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the quarterly period ended March 31, 2003, as part of its Form 10-Q covering the period.

On April 16, 2003, the Company held a web cast to discuss the press release issued on April 15, 2003 regarding its results of operations and financial condition for the quarterly period ended March 31, 2003.


ITEM  12.       RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION
-----------     --------------------------------------------------

See  Item  9  per  SEC  Release  33-8216.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April  15,  2003          COASTAL  BANCORP,  INC.





  /s/  Catherine  N.  Wylie
---------------------------
By:  Catherine  N.  Wylie
Senior  Executive  Vice  President/
Chief  Financial  Officer

                              COASTAL BANCORP, INC.




                                   EXHIBIT 99


              PRESS RELEASE OF THE REGISTRANT DATED APRIL 15, 2003

NEWS  RELEASE

COASTAL BANCORP, INC. ANNOUNCES FIRST QUARTER RESULTS OF 57 CENTS PER SHARE


HOUSTON (April 15, 2003) - Coastal Bancorp, Inc. (NASDAQ: CBSA) today reported net income available to common stockholders of $3.1 million for the quarter ended March 31, 2003, compared to $3.5 million for the same period in 2002, which is a $396,000, or 11.5%, decrease. The decrease in net income available to common stockholders was primarily due to a $2.5 million decrease in net interest income, as a result of a 0.39% decrease in net interest margin (due primarily to the overall lower interest rate environment) and a $14.0 million decrease in average net interest-earning assets when comparing the first quarter of 2003 to the same period in 2002. In addition, noninterest expense increased $204,000. These decreases in net income available to common stockholders were partially mitigated by a $1.5 million increase in noninterest income, a $225,000 decrease in the provision for Federal income taxes and a $647,000 decrease in the expense for minority interest (related to preferred stock of Coastal Banc ssb which was redeemed on July 15, 2002). Diluted earnings per share for the quarter ended March 31, 2003 were $0.57, unchanged from $0.57 for the same period last year. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,386,566 and 6,110,822, respectively. Basic earnings per share for the quarter ended March 31, 2003 were $0.59, also unchanged from $0.59 for the same period in 2002.

Net  Interest  Income
---------------------
     As noted previously, due to the overall lower interest rate environment, the most significant contributor to the decrease in net income available to common stockholders was lower net interest income. When comparing the two periods, net interest margin decreased 0.39% to 2.71%. The decrease in net interest margin was comprised of a 0.93% decrease in the average yield on interest-earning assets (1.07% on loans receivable and 0.85% on mortgage-backed securities), offset somewhat by the 0.62% decrease in the average rate on interest-bearing liabilities. As in 2002, during 2003 Coastal has continued to experience significant principal paydowns on its mortgage-backed securities and single family mortgage loans receivable portfolios (on an annualized basis, approximately 40% on mortgage-backed securities and 40% on single family mortgage loans) due to the continuing low market rates of interest and the resulting refinancings of mortgage assets. These paydowns resulted in greater premium amortization on those mortgage assets originally purchased at a premium.

Noninterest  Income,  Noninterest Expense and Provision for Federal Income Taxes
--------------------------------------------------------------------------------
     The $1.5 million increase in noninterest income was primarily due to the $907,000 increase in service charges on deposit accounts and a $734,000 gain on the sale of loans receivable held for sale. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002. The gain on the sale of mortgage loans held for sale was due to routine sales transactions by Coastal Banc ssb (the "Bank"), which were facilitated by Coastal Banc Mortgage Corp. ("CBMC"), an affiliate of the Bank. The loans sold were purchased by the Bank in packages with the intention to resell all or part of the loans in the packages to third parties. CBMC was formed during the third quarter of 2002 for the purpose of facilitating the purchase and sale of whole loans and participations to third parties.
     When comparing the first quarter of 2003 to the same period in 2002, the $204,000 net increase in noninterest expense was comprised primarily of an increase in compensation, payroll taxes and benefits of $147,000, and an increase in other noninterest expense of $513,000, offset by decreases of $263,000, $154,000 and $49,000 in office occupancy, advertising and postage and delivery expenses, respectively. The $513,000 increase in other noninterest expense was comprised of a $120,000 increase in audit and accounting fees related to the outsourcing of the internal audit department, a $120,000 increase in legal fees and insurance premiums, and a $201,000 increase in expenses related to loans and real estate owned. The increase in compensation expense was due primarily to compensation paid to Coastal Banc Mortgage Corp. employees for brokerage commissions related to the loan sales mentioned previously, offset by a decrease due to the internal audit department being outsourced during 2002. The decrease in office occupancy was primarily due to certain assets becoming fully depreciated in 2002 and 2003. The decrease in advertising expense was due to management's continued work to monitor and reduce this type of expense, when possible. The provision for Federal income taxes decreased $225,000 primarily due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 31% for the quarter ended March 31, 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002).

Asset  Quality
--------------
     As shown in the "Other Financial Data" table attached, at March 31, 2003, Coastal had nonperforming loans totaling $15.5 million, which is a $3.0 million decrease, or 16%, when compared to December 31, 2002. Nonperforming loans are those loans on nonaccrual status as well as those loans greater than ninety (90) days delinquent and still accruing interest. The ratio of nonperforming assets to total assets was 0.77% at March 31, 2003. At March 31, 2003, $6.2 million, or 40%, of nonperforming loans were first lien residential (single family) mortgage loans, $5.5 million were acquisition and development loans, $2.2 million were commercial real estate loans, $1.3 million were commercial, financial and industrial loans, with the balance in other loan categories. At March 31, 2003, the allowance for loan losses as a percentage of nonperforming loans (excluding nonperforming loans held for sale which are recorded at the lower of cost or fair value) was 117.9% compared to 97.7% at December 31, 2002.

Redemption  of  Senior  Notes
-----------------------------
     On February 1, 2002, Coastal redeemed all of its 10.0 % Senior Notes ($43.9 million) outstanding, at par plus accrued interest.

Issuance  of  Trust  Preferred  Securities
------------------------------------------
     On June 18, 2002, Coastal Bancorp, Inc. ("Bancorp"), through Coastal Capital Trust I (a consolidated trust subsidiary) (the "Trust"), issued 2,000,000 in trust preferred securities ("Trust Preferred Securities") with a liquidation preference of $25 per security. The Trust Preferred Securities represent an interest in Bancorp's junior subordinated debentures, which were purchased by the Trust. The junior subordinated debentures are the only assets of the Trust and interest payments from the debentures finance the distributions paid on the Trust Preferred Securities. The debentures have the same payment terms as the Trust Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 9.0%.

The  Company
------------
     At March 31, 2003, Coastal had total assets of approximately $2.5 billion, deposits of approximately $1.6 billion, Series A Cumulative Preferred Stock of $27.5 million and common stockholders' equity of approximately $127.7 million.
     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 44 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our website at www.coastalbanc.com (which is not part of this release).

Notice  under  the  Private  Securities  Litigation  Reform  Act  of  1995
--------------------------------------------------------------------------
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in Coastal Bancorp Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward looking statement.


                              COASTAL BANCORP, INC. AND SUBSIDIARIES
                                      SELECTED FINANCIAL DATA
                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                            (UNAUDITED)


                                                                           FOR THE THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                  2003      2002
                                                                                 -------   --------
Basic earnings per share                                                           $0.59   $ 0.59

Diluted earnings per share                                                         $0.57   $ 0.57

Return (before minority interest) on average assets                                 0.60%    0.77%

Return on average common equity                                                     9.91%   10.73%

Net interest margin                                                                 2.71%    3.10%

Noninterest expense to average total assets                                         2.28%    2.22%

Charge-offs of loans receivable (1)                                                $ 908   $1,890

Net charge-offs of loans receivable                                                $ 717   $1,800

Ratio of net charge-offs to average loans receivable                                0.04%    0.10%


(1) $1.5 million of the charge-offs during the first quarter of 2002 were due to the write-down of certain under-performing single family mortgage loans that were either sold or reclassified to the held for sale category as of March 31, 2002.




                                    COASTAL BANCORP, INC. AND SUBSIDIARIES
                                      SELECTED FINANCIAL DATA, CONTINUED
                                            (DOLLARS IN THOUSANDS)
                                                  (UNAUDITED)


                                                                                 FOR THE THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                     2003             2002
                                                                                -----------         ----------
AVERAGE BALANCE SHEET INFORMATION
Assets:
Interest-earning assets:
Loans receivable                                                                  $1,871,027        $1,834,514
Mortgage-backed securities                                                           468,165           498,365
Other                                                                                 51,368            79,384
                                                                                  ----------        ----------
 Total interest-earning assets                                                     2,390,560         2,412,263
                                                                                  ----------        ----------
Noninterest-earning assets                                                            89,013            92,347
 Total assets                                                                     $2,479,573        $2,504,610
                                                                                  ==========        ===========

Liabilities and stockholders' equity:
Interest-bearing deposits                                                         $1,418,473        $1,479,698
Borrowings                                                                           665,265           646,594
Company obligated mandatorily redeemable 9.0% trust
     preferred securities of Coastal Capital Trust I                                  50,000                --
Senior Notes payable                                                                      --            15,113
                                                                                  ----------        ----------
 Total interest-bearing liabilities                                                2,133,738         2,141,405
                                                                                  ----------        ----------
Noninterest-bearing liabilities                                                      193,133           176,428
Preferred Stock of Coastal Banc ssb                                                       --            28,750
Preferred stockholders' equity                                                        27,500            27,500
Common stockholders' equity                                                          125,202           130,527
                                                                                  ----------        ----------
 Total liabilities and stockholders' equity                                       $2,479,573        $2,504,610
                                                                                  ==========        ==========




                                COASTAL BANCORP, INC. AND SUBSIDIARIES
                                         OTHER FINANCIAL DATA
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)




                                                                    MARCH 31,              DECEMBER 31,
                                                                      2003                    2002
                                                                   ----------             -------------
Nonaccrual loans receivable:
 First lien residential                                            $    6,156                 $ 9,184
 First lien residential - loans held for sale                              11                      --
 Residential construction                                                  --                      49
 Commercial real estate                                                 1,177                   1,323
 Acquisition and development                                            5,542                   5,485
 Commercial, financial and industrial                                   1,208                   1,609
 Consumer and other                                                       188                     128
                                                                    ---------                --------
                                                                       14,282                  17,778
                                                                    ---------                --------
Loans greater than 90 days delinquent and still accruing:
 Residential construction                                                  75                      83
 Multifamily real estate                                                   --                     282
 Acquisition and development                                                7                      59
 Commercial real estate                                                 1,025                     302
 Commercial, financial and industrial                                     138                      43
                                                                    ---------                 -------
                                                                        1,245                     769
                                                                    ---------                --------
Total nonperforming loans                                              15,527                  18,547
Real estate owned and repossessed assets                                3,880                   4,433
                                                                    ---------                --------
Total nonperforming assets                                         $   19,407                 $22,980
                                                                    =========                ========
Allowance for loan losses                                          $   18,301                 $18,118
                                                                    =========                ========

Ratio of nonperforming loans to total loans receivable and loans
 receivable held for sale                                                0.82%                   1.00%

Ratio of nonperforming assets to total assets                            0.77%                   0.91%

Ratio of allowance for loan losses to nonperforming loans
 receivable (excluding nonperforming loans held for sale)              117.95%                  97.69%

Ratio of allowance for loan losses to loans receivable
 (excluding loans receivable held for sale)                              0.97%                   1.00%

Book value per common share                                        $    23.86                 $ 23.47

Tangible book value per common share                               $    20.13                 $ 19.74

Regulatory capital ratios of Coastal Banc ssb:
 Tier 1 (Core)                                                           7.30%                   6.88%
 Tier 1 risk-based                                                      10.49%                  10.32%
 Total risk-based                                                       11.57%                  11.38%





                                 COASTAL BANCORP, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                    (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                    March 31,               December 31,
                                                                      2003                     2002
                                                                                (unaudited)
                                                                 ------------            --------------
ASSETS
Cash and cash equivalents                                        $     38,120                $   39,766
Federal funds sold                                                      8,400                    27,755
Loans receivable held for sale                                          3,723                    49,886
Loans receivable                                                    1,893,351                 1,812,785
Mortgage-backed securities available-for-sale, at market value        466,841                   475,022
Other securities available-for-sale, at market value                    1,781                     1,788
Accrued interest receivable                                             9,742                     9,781
Property and equipment                                                 27,986                    27,341
Stock in the Federal Home Loan Bank of Dallas (FHLB)                   41,475                    41,221
Goodwill                                                               21,429                    21,429
Prepaid expenses and other assets                                      16,989                    19,370
                                                                 ------------                ----------
                                                                 $  2,529,837                $2,526,144
                                                                 ============                ==========

     LIABILITIES  AND  STOCKHOLDERS'  EQUITY
     ---------------------------------------
Liabilities:
 Deposits                                                          $1,621,087              $1,614,368
 Advances from the FHLB                                               687,659                 696,085
 Company obligated mandatorily redeemable 9.0% trust
   preferred securities of Coastal Capital Trust I                     50,000                  50,000
 Advances from borrowers for taxes and insurance                        4,246                   2,407
 Other liabilities and accrued expenses                                11,627                  10,399
                                                                 ------------              ----------
   Total liabilities                                                2,374,619               2,373,259
                                                                 ------------              ----------
Commitments and contingencies

Stockholders' equity
 Preferred stock, no par value; authorized shares 5,000,000;
   9.12% Cumulative, Series A 1,100,000 shares issued
   and outstanding                                                     27,500                  27,500
 Common stock, $0.01 par value; authorized shares
   30,000,000; 7,872,206 shares issued and 5,147,120 shares
   outstanding at March 31, 2003;  7,867,029 shares issued
   and 5,141,010 shares outstanding at December 31, 2002                   79                      79
 Additional paid-in capital                                            35,796                  35,736
 Retained earnings                                                    144,426                 141,986
 Accumulated other comprehensive income - unrealized
   gain on securities available-for-sale                                  434                     619
 Treasury stock, at cost (2,725,086 shares in 2003 and
   2,726,019 shares in 2002)                                          (53,017)                (53,035)
                                                                 ------------               ---------
   Total stockholders' equity                                         155,218                 152,885
                                                                 ------------               ---------
                                                                   $2,529,837              $2,526,144
                                                                 ============              ==========





                          COASTAL BANCORP, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               Three Months Ended
                                                                                    March 31,
                                                                               --------------------
                                                                                2003           2002
                                                                           ------------    -----------
                                                                                    (Unaudited)
Interest income:
 Loans receivable                                                           $      25,612   $29,967
 Mortgage-backed securities                                                         3,667     4,964
 FHLB stock, federal funds sold and other interest-earning assets                     290       475
                                                                               ----------   -------
                                                                                   29,569    35,406
                                                                               ----------   -------
Interest expense:
 Deposits                                                                           8,048    11,041
 Advances from the FHLB                                                             4,225     5,268
 Senior notes payable                                                                  --       378
 Company obligated mandatorily redeemable trust preferred securities                1,125        --
                                                                               ----------   -------
                                                                                   13,398    16,687
                                                                               ----------   -------

   Net interest income                                                             16,171    18,719
Provision for loan losses                                                             900       900
                                                                               ----------   -------
   Net interest income after provision for loan losses                             15,271    17,819
                                                                               ----------   -------

Noninterest income:
 Service charges on deposit accounts                                                2,902     1,995
 Loan fees                                                                            219       307
 Gain on sale of loans receivable held for sale                                       734        --
 Gain (loss) on derivative instruments                                                  6       (24)
 Gain (loss) on sale of real estate owned                                            (130)       22
 Other                                                                                262       209
                                                                               ----------   -------
                                                                                    3,993     2,509
                                                                               ----------   -------
Noninterest expense:
 Compensation, payroll taxes and other benefits                                     8,008     7,861
 Office occupancy                                                                   2,317     2,580
 Data processing                                                                      433       423
 Advertising                                                                          275       429
 Postage and delivery                                                                 379       428
 Other                                                                              2,508     1,995
                                                                               ----------   -------
                                                                                   13,920    13,716
                                                                               ----------   -------
     Income before provision for Federal income taxes and
       minority interest                                                            5,344     6,612
                                                                               ----------   -------
Provision for Federal income taxes                                                  1,659     1,884
     Income before minority interest                                                3,685     4,728
                                                                               ----------   -------
Minority interest - preferred stock dividends of Coastal Banc ssb. .                   --       647
     Net income                                                              $      3,685   $ 4,081
                                                                               ==========   =======
     Net income available to common stockholders                             $     3,058   $ 3,454
                                                                               ==========   =======

Basic earnings per share                                                     $      0.59   $  0.59
                                                                               ==========   =======
Diluted earnings per share                                                   $      0.57   $  0.57
                                                                               ==========   =======